As filed with the Securities and Exchange Commission on May 5, 2000

Registration No. 333-72759

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARAMETRIC TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	7372	04-2866152
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

128 Technology Drive
Waltham, MA 02453
(781) 398-5000
(Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

EDWIN J. GILLIS
EXECUTIVE VICE PRESIDENT
PARAMETRIC TECHNOLOGY CORPORATION
128 Technology Drive
Waltham, MA 02453
(781) 398-5000
(Name, Address, Including ZIP Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:
STANLEY KELLER, ESQ.
Palmer & Dodge LLP
One Beacon Street
Boston, Massachusetts 02108
(617) 573-0100

EXPLANATORY NOTE

Pursuant to a Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-72759), Parametric Technology Corporation (the "Registrant") registered shares of its common stock, $.01 par value per share ("Common Stock"), under the Securities Act of 1933, as amended. Pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 is being filed solely to remove from registration the approximately 1,212,908 shares of Common Stock which remain unsold under such Registration Statement as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on May 5, 2000.

PARAMETRIC TECHNOLOGY CORPORATION

By /s/ Edwin J. Gillis
Edwin J. Gillis
Executive Vice President, Chief Financial
Officer and Treasurer